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                                                                    EXHIBIT 23.8


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of FelCor Lodging Limited Partnership on Form S-4 of our report on the combined financial statements of Bristol Hotels & Resorts Tenant Companies dated March 30, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 17, 2001